Exhibit 99.1

4800 Montgomery Lane Suite 800 Bethesda, MD 20814	t (240) 497-9024 f (240) 627-4121	www.nwbio.com OTCQB: NWBO

For release at 9:30 a.m. EST on December 26, 2024

Northwest Biotherapeutics Announces $5 Million Convertible Note Financing and Standby Facility for Up to $50 Million Additional Financing

BETHESDA, Md., December 26, 2024 -- Northwest Biotherapeutics (OTCQB:NWBO) (the “Company” or "NW Bio"), a biotechnology company developing DCVax® personalized immune therapies for solid tumor cancers, today announced that on December 19, 2024 it entered into a $5 million convertible Promissory Note financing with YA II PN, Ltd., an investment fund managed by Yorkville Advisors Global, LP (“Yorkville”). The term of the Note is 13 months. The Note carries an Original Issue Discount of seven percent but no interest. Repayment of all outstanding amounts is due at maturity; no payments by the Company are due until maturity. The Note includes customary default provisions. During the term of the Note, it is convertible at the option of the holder, at a small discount to the then prevailing market price. The amounts of such conversions are limited to one sixth (1/6) of the overall Note amount in any given calendar month unless the conversion price is above $0.315. The Company plans to use the proceeds for general corporate purposes, including both its lead product and its in-licensed portfolios.

The Company and Yorkville also entered into a standby equity subscription agreement (the “Subscription Agreement”) which the Company may use after the Note is repaid or converted. Under this Subscription Agreement, NW Bio has the option, in its discretion, to require Yorkville to subscribe for up to $50 million of common shares in the Company at any time during the 24-month term of the Subscription Agreement at a small discount to the then prevailing market price, after the Note is repaid or converted. The Company has no obligation to make any such use of this arrangement, and the Company can cancel the arrangement at any time after the Note is repaid or converted. The Company has no current plans to draw upon this standby facility; however, the Company believes it will be useful to have this facility available for special funding needs in connection with certain key potential upcoming milestones.

Joseph Gunnar & Co., LLC acted as the exclusive placement agent for the offering.

About Northwest Biotherapeutics

Northwest Biotherapeutics is a biotechnology company focused on developing personalized immunotherapy products that are designed to treat cancers more effectively than current treatments, without toxicities of the kind associated with chemotherapies, and on a cost-effective basis. The Company has a broad platform technology for DCVax® dendritic cell-based vaccines. The Company's lead program involves DCVax®-L treatment for glioblastoma (GBM). GBM is the most aggressive and lethal form of primary brain cancer, and is an "orphan disease." The Company has completed a 331-patient Phase III trial of DCVax-L for GBM, presented the results in scientific meetings, published the results in JAMA Oncology and submitted a MAA for commercial approval in the UK. The MAAA is currently undergoing review. The Company has also developed DCVax®-Direct for inoperable solid tumor cancers. It has completed a 40-patient Phase I trial and, as resources permit, plans to pursue Phase II trials. The Company previously conducted a Phase I/II trial with DCVax-L for advanced ovarian cancer together with the University of Pennsylvania.

Disclaimer

Statements made in this news release that are not historical facts, including statements concerning plans for DCVax® are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "expect," "believe," "intend," "design," "plan," "continue," "may," "will," "anticipate," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those projected in any forward-looking statement. Readers should not rely upon forward-looking statements. There are a number of important factors that could cause actual results to differ materially from those anticipated, including, without limitation, risks related to delays or uncertainties in regulatory processes and decisions, risks related to the Company's ability to achieve timely performance of third parties, risks related to whether the Company's products will be viewed as demonstrating safety and efficacy, risks related to the Company's ongoing ability to raise additional capital, and other risks included in the Company's Securities and Exchange Commission ("SEC") filings. Additional information on the foregoing risk factors and other factors, including Risk Factors, which could affect the Company's results, is included in its SEC filings. Finally, there may be other factors not mentioned above or included in the Company's SEC filings that may cause actual plans, results or timelines to differ materially from those projected in any forward-looking statement. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

CONTACTS

Northwest Biotherapeutics

Dave Innes

804-513-6758

dinnes@nwbio.com

Les Goldman

240-234-0059

lgoldman@nwbio.com